POWER2SHIP
                               WWW.POWER2SHIP.COM



PRESS RELEASE
  POWER2SHIP ACQUIRES CONTAINER CARRIER TO EXPAND SECURITY BETA TESTING REQUIRED
                              BY HOMELAND SECURITY

BOCA RATON, FL-February 16, 2005-Power2Ship, Inc. ( OTC BB: PWRI), a Web-Based Collaborative Marketplace for freight transportation and the secure trucking industry, announced that it has acquired GFC, a container carrier company, that had sales in excess of $6 million in 2004 with expected substantial increases in sales and profits in 2005. A significant benefit of this acquisition is that Power2ship will have the ability to conduct a Container Beta Testing program with defense companies while establishing benchmarks for additional government opportunities. Jose Trujillo, recently engaged as a Security Advisor by the company said, "Operation Safe Commerce Phase III, under its grant program, has
                 ---------------------------------
recently approved a Cooperative Agreement for $17 million. This agreement is a limited competition for continued work under existing awards and congressional direction to the three largest domestic container load centers: the Ports of Los Angeles and Long Beach, the Ports of Seattle and Tacoma, and the Port Authority of New York/New Jersey. The Operation Safe Commerce Cooperative Agreement
Program explores commercially viable options to enhance cargo security, including business processes and technology prototypes, which support containerized cargo supply chain security management while facilitating the flow of trade".

About Operation Safe Commerce; Operation Safe Commerce (OSC) is a collaborative federal grant program that is administered by the Department of Homeland Security (DHS), Office for Domestic Preparedness (ODP), and includes participation by the three largest domestic container load center, cargo and supply chain security solution providers, and various supply chain "owners' (importers, carriers, terminal operators, etc.). The goal of this partnership is to develop, test, and share best practices in order to improve the security of containerized cargo movements.

  MobileMarket(TM) * Homeland Security * International licensing * Acquisitions

ABOUT POWER2SHIP, INC.
Power2Ship (P2S) is a Web-based Collaborative Marketplace that provides supply chain, tracking and other logistics information that enables freight carriers (trucking companies), shippers (senders and receivers of freight) and their customers to make better-informed, cost-effective transportation / logistics decisions. This information assists P2S Member Shippers to optimize their supply chain and reduce their transportation, warehousing and inventory carrying costs. P2S Member Carriers receive free, unlimited use of an asset management system through the MobileMarket(TM) to track the location, destination and availability of their transportation assets. P2S has formed three new divisions in order to accelerate the market penetration of its patent-pending P2S MobileMarket(TM). An international licensing division will market the P2S MobileMarket(TM) abroad. The second division is focused on Homeland Security and Operation Safe Commerce, primarily related to development of "smart" container tracking and visibility. The third division is pursuing mergers and acquisitions and joint ventures of strategic, non-asset based, trucking companies and transportation-related providers.

                                      # # #

Certain statements in this Press Release contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Detailed information about risk factors are set forth in the Company's periodic filings with the Securities and Exchange Commission including, but not limited to, those risks and uncertainties listed in the section entitled "Risk Factors" in the Company's most recent Registration Statement on Form SB-2 filed with the Securities and Exchange Commission. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

For more information about Power2Ship contact:
---------------------------------------------
Richard Hersh, Chairman and Chief Executive Officer: (561) 998-7557 or (866) 998-7557
e-mail: rhersh@power2ship.com
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For more information about becoming a Member Shipper contact:
------------------------------------------------------------
Arnie Werther, Vice President Sales and Operations: (732) 625-3088 or (561) 262-7015
e-mail: awerther@power2ship.com
        -----------------------

For more information about becoming a Member Carrier contact:
------------------------------------------------------------
Customer Service at (866) 727-4955 or go to www.power2ship.com
                                            ------------------

Congress  Corporate  Plaza                                    Tel:  561-998-7557
903  Clint  Moore  Road                                 Toll-free:  866-998-7557
Boca  Raton,  Florida  33487                                  Fax:  561-998-7821

      www.power2ship.com       www.p2scarrier.com           www.p2sshipper.com


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